Exhibit 99.1

Liberty Latin America Settles Insurance Claims for Hurricanes Maria and Irma
Total net third-party insurance proceeds of $108.5 million
Final settlement payment of $58.5 million expected in Q1 2019

Denver, Colorado – January 17, 2019: Liberty Latin America Ltd. (“Liberty Latin America” or “the Company”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced that it agreed with its third-party insurance provider in late December 2018 to settle claims for a gross total of $138.5 million under its integrated group property and business interruption insurance program for the damages caused by Hurricanes Maria and Irma. After the deduction of $30 million of self-insurance, the net third-party insurance proceeds for Liberty Latin America are $108.5 million.
We have received net advance payments from our third-party insurance provider totaling $50 million, of which $45 million was provided to Liberty Puerto Rico and $5 million was provided to Cable & Wireless (“C&W”). Liberty Latin America expects to receive the remaining $58.5 million in Q1 2019, which will mainly be split between C&W and Liberty Puerto Rico.
With respect to Liberty Latin America’s financial results, the proceeds from the settlement will be allocated between recoveries for business interruption and operating expenses, which will benefit OCF1, and recoveries associated with property damages, which will be reflected as a gain within impairment, restructuring and other operating items, net. There will be no impact on revenue reported in 2018 or 2019. Of the net third-party insurance proceeds, over half is expected to benefit our 2018 OCF.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the net insurance proceeds, including the timing and amount of future payments; the potential impact on our 2018 OCF; and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors that are outside of our control, including factors detailed from time to time in Liberty Latin America’s filings with the Securities and Exchange Commission, including its most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Latin America expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Latin America’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Liberty Latin America
Liberty Latin America is a leading telecommunications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.
Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:
Kunal Patel    +1 786 274 7552

Media Relations:
Claudia Restrepo    +1 786 218 0407

1As used herein, OCF has the same meaning as the term “Adjusted OIBDA” that is referenced in our annual and quarterly reports. We define OCF as operating income (loss) before depreciation and amortization, share based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items. Other operating items include (i) gains and losses on the disposition of long-lived assets, (ii) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (iii) other acquisition-related items, such as gains and losses on the settlement of contingent consideration.

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